EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 23, 2015, with respect to the statement of condition including the related portfolio of American Infrastructure Growth Portfolio 2015-4 (Invesco Unit Trusts, Series 1592) as of October 23, 2015, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-206201) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
October 23, 2015